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                                                                 EXHIBIT (23)(i)



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated March 23, 1995, included in the Current Report on Form 8-K of Fremont General Corporation for the year ended December 31, 1994, with respect to the special purpose Statement of Assets to be Acquired and Liabilities to be Assumed of the Specialty Workers' Compensation Business Unit of The Continental Corporation as of December 31, 1994, and the related special purpose Statement of Underwriting Gains and Losses for the year then ended, as amended, included in this Form 8-K/A.


                                                  /s/  ERNST & YOUNG LLP



Los Angeles, California
February 6, 1996